UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 20, 2022

VIAVI SOLUTIONS INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-22874	94-2579683
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

1445 South Spectrum Blvd, Suite 102, Chandler, Arizona 85286
(Address of principal executive offices and zip code)
(408) 404-3600
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of the exchange on which registered
Common Stock, $0.001 par value	VIAV	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company. ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Doug Gilstrap

On November 20, 2022, the Board of Directors (the “Board”) of Viavi Solutions Inc. (the “Company” or “VIAVI”), in accordance with Article III of the Company’s Bylaws, fixed by resolution the number of directors of the Board at ten (10) members and, in connection with the newly created vacancy, appointed Douglas Gilstrap as an independent director of the Company and to serve on the Company’s compensation committee (the “Compensation Committee”), effective immediately.

Following his appointment, Mr. Gilstrap will serve until the 2023 annual meeting of VIAVI stockholders (the “2023 Meeting”) or until his earlier resignation or removal.

Since 2014, Mr. Gilstrap has served as a Venture Partner at TCV and Senior Industrial Advisor at EQT. From 2009 to 2014, Mr. Gilstrap worked at Ericsson as the Global Head of Strategy. Mr. Gilstrap has worked for twenty-five years in a variety of roles in operations, sales, finance, IPR, mergers and acquisitions and strategy within the telecommunication, software and technology industries. He began his career in accounting with the firms Arthur Andersen and KPMG Peat Marwick.

Mr. Gilstrap earned a Bachelor of Science in Accounting from the University of Richmond and a Master of Business Administration from Emory University.

Mr. Gilstrap will be entitled to the Company's standard director compensation as described below:

Cash Compensation

Each non-employee director is entitled to an annual retainer of $70,000, paid quarterly, plus payment of out-of-pocket expenses relating to their service as Board members. In addition, directors receive the following additional annual payments for service on the committees of the Board:

Audit:
Member, $15,000; Chair, $32,000
Compensation:
Member, $10,000; Chair, $24,000
Governance or Corporate Development:
Member $7,500; Chair $15,000

Equity Compensation

Upon initial appointment to the Board, each non-employee director will receive a grant of restricted stock units (“RSUs”) having a value on the date of the grant based on the current fiscal year annual RSU grant value for each non-employee director of $210,000 pro-rated by the number of months served during the period up to the next annual equity grant date, currently anticipated to occur in November 2023. This initial pro-rated grant shall vest in November 2023 on the earlier of the annual shareholder meeting date or the one-year anniversary of the current fiscal year annual RSU grant. Subsequent annual RSU grants provide for an annual vesting over a one-year period and upon such vesting each RSU is converted into one share of the Company’s common stock.

The Company and Mr. Gilstrap have entered into the Company’s standard form of director indemnification agreement (the “Indemnification Agreement”), providing for the Company to indemnify Mr. Gilstrap as a director of the Company for certain potential risks as specified in the Indemnification Agreement. A copy of the Company’s form of Indemnification Agreement is attached as Exhibit 10.9 to the Current Report on Form 8-K which the Company filed with the Securities and Exchange Commission on April 20, 2015 and is incorporated by reference herein.

There are no arrangements or understandings between Mr. Gilstrap and any other persons pursuant to which he was selected as a director, and he does not have any family relationships with any of the Company’s directors or executive officers. Mr. Gilstrap does not have has a direct or indirect material interest in any transaction that is reportable under Item 404(a) of Regulation S-K.

Appointment of Laura Black

Effective as of November 20, 2022, the Board appointed Laura Black as Chair of the Corporate Development Committee. Ms. Black joined the Board in February 2018 and has served on the Corporate Development Committee since 2018 and the Governance Committee since 2020. In connection with her role as Chair of the Corporate Development Committee, she will be entitled to the Company’s standard director compensation as described above.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIAVI SOLUTIONS INC.

Date: November 25, 2022	By:	/s/ Kevin Siebert
	Name:	Kevin Siebert
	Title:	Senior Vice President, General Counsel & Secretary